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                                                                   Exhibit 16.01

                                  May 13, 2002

Office of Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, D.C.  20549

     Re:  StrandTek International, Inc. (SEC File No. 33-22169 C)

Dear Madam or Sir:

We have read the second and third paragraphs of Item 4(a) included in the Form 8-K dated May 13, 2002 of StrandTek International, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

HARPER, VAN SCOIK & COMPANY, LLP

By   /s/ CHARLES W. WHETSTONE,CPA
      Charles W. Whetstone, CPA

cc:   William G. Buckles, Jr., Chief Financial Officer
      StrandTek International, Inc.

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